SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
BRISTOW GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	72-0679819 (I.R.S. Employer I.D. No.)

2000 W. Sam Houston Pkwy. S., Suite 1700
Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
5.50% Mandatory Convertible Preferred Stock	New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐
Securities Act registration statement file number to which this form relates: 333-136743
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits
SIGNATURE
Certificate of Designation

Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered consist of 5.50% Mandatory Convertible Preferred Stock, par value $.01 (the “Mandatory Convertible Preferred Stock”), of Bristow Group Inc. (the “Company”). For a description of the Mandatory Convertible Preferred Stock, see the information set forth under the caption “Description of Mandatory Convertible Preferred Stock” in the prospectus dated September 14, 2006 filed with the Securities and Exchange Commission (the “Commission”) on September 14, 2006 under Rule 424(b) of the Securities Act of 1933, which prospectus constitutes a part of the Company’s Registration Statement on Form S-1 (Registration No. 333-136743), as amended, initially filed with the Commission on August 18, 2006. This description of the Mandatory Convertible Preferred Stock is incorporated herein by reference.
Item 2. Exhibits.

		Registration
		or File Number	Form or Report	Report Date	Exhibit Number
(1)	Delaware Certificate of Incorporation dated December 2, 1987.	001-31617	10-Q	June 2005	3	(1)
(2)	Agreement and Plan of Merger dated December 29, 1987.	0-5232	10-K	June 1990	3	(11)
(3)	Certificate of Merger dated December 2, 1987.	0-5232	10-K	June 1990	3	(3)
(4)	Certificate of Correction of Certificate of Merger dated January 20, 1988.	0-5232	10-K	June 1990	3	(4)
(5)	Certificate of Amendment of Certificate of Incorporation dated November 30, 1989.	001-31617	10-Q	June 2005	3	(2)
(6)	Certificate of Amendment of Certificate of Incorporation dated December 9, 1992.	001-31617	10-Q	June 2005	3	(3)
(8)	Rights Agreement and Form of Rights Certificate	0-5232	8-A	February 1996	4
(9)	Amended and Restated By-laws.	001-31617	10-Q	June 2005	3	(4)
(10)	Certificate of Designation of Series A Junior Participating Preferred Stock.	001-31617	10-Q	June 2005	3	(5)
(10)	First Amendment to Rights Agreement.	0-5232	8-A/A	May 1997	5
(11)	Second Amendment to Rights Agreement.	0-5232	8-A/A	January 2003	4.3
(12)	Third Amendment to Rights Agreement, dated as of February 28, 2006, between Bristow Group Inc. and Mellon Investor Services LLC.	000-05232	8-A/A	March 2, 2006	4.2
(13)	Certificate of Ownership and Merger Merging OL Sub, Inc. into Offshore Logistics, Inc. effective February 1, 2006.	001-31617	8-K	February 6, 2003	3.1
(14)	Certificate of designation establishing the mandatory convertible preferred stock.*

*	Furnished herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRISTOW GROUP INC.
Date: September 15, 2006	By:	/s/ Randall A. Stafford
		Name:	Randall A. Stafford
		Title:	Vice President and General Counsel, Corporate Secretary